Exhibit 3.2

Adopted: December 1, 2011

Amended: October 1, 2019

ACETO CORPORATION

BY-LAWS

ARTICLE I
OFFICES

Aceto Corporation (the “Corporation”) shall maintain a registered office in the State of New York. The Corporation may also have other offices at such places, either within or outside the State of New York, as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II
stockholders

1.       Place of Meetings. Meetings of the sole stockholder of the Corporation (the “Stockholder”) for any purpose shall be held on such date, at such time and at such place, either within or outside the State of New York, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.       Annual Meeting. The annual meeting of the Stockholder shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the Stockholder shall transact such business as is properly brought before the meeting. Notice of the annual meeting of the Stockholder stating the place, date and hour of the meeting shall be given as permitted by law to the Stockholder not less than ten (10) nor more than sixty (60) days before the date of such meeting.

3.       Special Meetings. Unless otherwise prescribed by law or the Restated Certificate of Incorporation (such Certificate, as amended from time to time, the “Certificate of Incorporation”), special meetings of the Stockholder may be called only by the Stockholder, the sole director or the President in the absence or disability of the sole director or the President, or the Secretary at the request of the Board of Directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to the Stockholder. Only such business as is specified in the notice of the special meeting shall come before such meeting.

Adopted: December 1, 2011

Amended: October 1, 2019

4.       Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or representation by proxy of the Stockholder shall constitute a quorum at all meetings of the Stockholder for the transaction of business.

5.       Voting. When a quorum is present or represented at any meeting, the vote of the Stockholder shall decide any question brought before such meeting. The Stockholder shall be entitled at every meeting of the Stockholder to one vote for each share of stock held by it, and such vote may be cast either in person or by proxy.

6.       Action by Stockholder Without a Meeting. Any action required to be taken at any annual or special meeting of the Stockholder, or any action which may be taken at any annual or special meeting of the Stockholder, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Stockholder and shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholder are recorded.

ARTICLE III
board of DIRECTORS

1.       Number, Classification, Election and Qualifications. Except as otherwise provided herein, matters relating to the number, election, tenure, qualification, vacancies and removal of directors are addressed in the Certificate of Incorporation.

2.       Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are prescribed by statute or by the Certificate of Incorporation, the Second Modified Joint Plan of Liquidation of Aceto Corporation and Its Affiliated Debtors (the “Plan”), as confirmed by the United States Bankruptcy Court for the District of New Jersey on September 18, 2019, the Plan Administrator Agreement dated October 1, 2019, or by these By-Laws.

3.       Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of New York. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the sole director or the President. Notice thereof stating the place, date and hour of the meeting shall be given to the sole director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, telegram or facsimile or electronic transmission, not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Adopted: December 1, 2011

Amended: October 1, 2019

4.       Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these By-Laws, the sole director shall be necessary to constitute a quorum for the transaction of business. The sole director may adjourn the meeting to such time and place as such director may determine without notice other than an announcement at the meeting.

5.       Action Without A Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if the sole director consents in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the sole director shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

6.       Compensation. The sole director, as such, shall not receive any stated amount of compensation for such director’s services, provided that, by resolution, the Board shall have authority to fix the compensation of the sole director and provide for the reimbursement of expenses of attending meetings; provided further that nothing herein contained shall be construed to preclude the sole director from serving the Corporation in any other capacity and receiving salary and/or compensation therefor, including as Plan Administrator.

7.       Resignation. The sole director may, at any time, resign, such resignation to take effect upon receipt of written notice thereof by the sole stockholder of the Company, the President or the Secretary, unless otherwise stated in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

8.       Telephonic Meetings. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, the sole director may participate in a meeting of the Board of Directors by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

ARTICLE IV
officers

1.       Appointment. The Board may appoint a President, a Secretary and a Treasurer and may also appoint one or more Vice Presidents, and may from time to time appoint such other officers (including an Assistant Secretary or Assistant Treasurer) as it may deem proper. Any two or more of the aforesaid offices may be filled by the same person.

2.       Term of Office. Unless otherwise provided in the resolution choosing him/her, each officer shall hold his/her office until the meeting of the Board following the next annual meeting of stockholders and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. Any officer may be removed from office at any time, for or without cause, by the sole director. Any officer may resign his/her office at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation, unless otherwise stated in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

Adopted: December 1, 2011

Amended: October 1, 2019

3.       The President. The President shall have the general control and management of the business and affairs of the Corporation subject, however, to the control of the Board. The President shall have the power, subject to the control of the Board, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation as he/she may deem necessary. He/she shall have the authority to make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the Corporation, except when the Board by resolution instructs the same to be done by some other officer or agent. He/she shall see that all orders and resolutions of the Board are carried into effect and shall perform all other duties necessary to his/her office or properly required of him/her by the Board subject, however, to the right of the Board to delegate any specific powers, except such as may by statute be exclusively conferred upon the President, to any other officer or officers of the Corporation.

4.       Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him/her from time to time by the President.

5.       The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the Stockholder and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or the President. He/she shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and, when so affixed, may attest the same.

6.       Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall in a timely manner deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the sole director, at the regular meetings of the Board, or whenever they may require it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation.

ARTICLE V
stock certificates

1.       Issuance of Stock Certificates. The capital stock of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed.

2.       Lost Stock Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Adopted: December 1, 2011

Amended: October 1, 2019

ARTICLE VI
INDEMNIFICATION

1.       Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law of New York (the “NYBCL”) any person (an “Indemnified Person”) made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he/she, his/her testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Nothing contained in this section shall limit the ability of the Corporation to indemnify or advance expenses to any current or former director, officer, employee or agent of the Corporation pursuant to law or any agreement, action of the Board of Directors or the Stockholder or other arrangement or limit any right any current or former director, officer, employee or agent may have to indemnity or advance of expenses under any bylaw of the Corporation in effect prior to the date of these By-Laws with respect to any action taken, any omission, status as a director, officer, employee or agent or any state of affairs existing prior to the date of these By-Laws.

2.       Nonexclusivity. Nothing contained in this Article VI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights which such person seeking indemnification or advancement of expenses may have or to which such person hereafter may be entitled under law, any provision of the Certificate of Incorporation or By-laws, any agreement approved by the Board, or a resolution of Stockholder or sole director; and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.

3.       Insurance. The Corporation shall have the power to purchase and maintain insurance to cover (i) the sole director, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the NYBCL.

4.       Continuity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article VI to the fullest extent permitted by law, (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto, and (iii) be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director or officer and shall inure to the benefit of the Indemnified Person’s heirs, executors and administrators.

Adopted: December 1, 2011

Amended: October 1, 2019

ARTICLE VII
seal

The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and the words “Seal 1947 New York.” The Seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII
checks

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board or the President may from time to time designate.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be from July 1 through June 30, unless otherwise fixed by resolution of the Board of Directors from time to time.

ARTICLE X
VOTING SECURITIES

Unless otherwise ordered by the Board, the President, the Treasurer or the Secretary, or, in the event of their absence or inability to act, the Vice Presidents, in order of seniority or priority established by the Board or by the President, unless and until the Board shall otherwise direct, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name and on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he/she or his/her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

Adopted: December 1, 2011

Amended: October 1, 2019

ARTICLE XI
Contracts, Instruments, Powers of Attorney.

In addition to the authority of the Board of Directors to authorize any person to do so, any officer of the Corporation may, subject to any contrary direction that the Board of Directors has provided, in the name and on behalf of the Corporation, enter into, execute and deliver any and all agreements, contracts, promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents pertaining to a matter within the authority of such officer as provided by these By-Laws or otherwise provided by action of the Board of Directors and may further authorize (including without limitation, by power of attorney) any employee or other person as agent for the Corporation to do so.

ARTICLE XII
forum

The Supreme Court of the State of New York shall be the sole and exclusive forum for (i) any derivative action or derivative proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by the sole director or officer of the Corporation to the Corporation or the Corporation’s Stockholder, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the New York Business Corporation Law or the Corporation’s Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XIII
RELIANCE UPON BOOKS, REPORTS AND RECORDS

The sole director and each officer of the Corporation shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or by any other person as to matters which such director or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE XIV
NOTICES

Whenever, under the provisions of these By-laws, notice is required to be given to the Stockholder or the sole director or any officer of the Corporation, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-laws, such notice may be written or electronic. If mailed, such notice shall be given by depositing the same, with postage pre-paid, in a post office or official depositary under the exclusive care and custody of the United States Postal Service, addressed to the Stockholder or such director or officer of the Corporation, at such address as appears on the books of the Corporation, and such notice shall be deemed to have been given at the time when the same was thus mailed. If transmitted electronically, such notice shall be deemed to have been given at the time when the same was so transmitted electronically.

Adopted: December 1, 2011

Amended: October 1, 2019

ARTICLE XV
AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the Stockholder or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of the Stockholder or in a notice of such meeting of the Board of Directors, as the case may be. All such amendments must be approved by either the affirmative vote of the Stockholder or by the sole director.

ARTICLE XVI
Cessation of Officership and Directorship

Any authority to act in the name or on behalf of the Corporation that was granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation, unless otherwise provided by the Board of Directors.

ARTICLE XVII
WAIVERS

Whenever under the provisions of law, the Certificate of Incorporation or these By-Laws, the Corporation or the Board of Directors is authorized to take any action after notice to the Stockholder or the sole director, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at any time before or after such action be completed such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken or, in the case of the Stockholder, by its attorney thereunto authorized, and, if the Stockholder or the sole director shall be present at any meeting, such presence shall constitute a waiver of notice for such meeting unless the Stockholder or director, as applicable, protests the lack of notice at the outset of the meeting.

ARTICLE XVIII
Ratification

Any transaction questioned, including in any lawsuit, on the ground of lack of authority, defective or irregular execution or authorization, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting or on any ground, may be ratified (including, if questioned in any lawsuit, before or after judgment), by the Board of Directors or by the Stockholder, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and the Stockholder and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Adopted: December 1, 2011

Amended: October 1, 2019

ARTICLE XIX
Conflicts with Plan

Notwithstanding anything to the contrary herein, in the case of any inconsistency between these By-Laws and the Plan, the Plan shall govern.